Exhibit 10.3

AMENDED AND RESTATED RECAPITALIZATION AGREEMENT
     This AMENDED AND RESTATED RECAPITALIZATION AGREEMENT (the “Agreement”) is made as of October 16, 2007, by and among Coffeyville Acquisition LLC, a Delaware limited liability company (the “Company”), Coffeyville Refining & Marketing Holdings, Inc., a Delaware corporation (“CRMH”), Coffeyville Refining & Marketing, Inc., a Delaware corporation (“CRM”), Coffeyville Nitrogen Fertilizers, Inc., a Delaware corporation (“CNF”), and CVR Energy, Inc., a Delaware corporation, (“CVR”, and together with the Company, CRMH, CRM and CNF, the “Parties”).
     WHEREAS, on September 25, 2006, the Company, CVR, CRM, and CNF entered into that certain Recapitalization Agreement (the “Initial Recapitalization Agreement”) for purposes of causing a recapitalization (the “Recapitalization”) in order to effect the consummation of an initial public offering of CVR’s common stock (the “IPO”); and
     WHEREAS, the Parties desire to amend and restate the Initial Recapitalization Agreement in its entirety and to enter into this Agreement in order to provide for, among other things, the merger of a wholly owned direct subsidiary of CVR with and into CRMH, which shall cause CRMH to be a wholly owned direct subsidiary of CVR;
     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
1.	CRMH Merger.
          a.     Prior to the consummation of the IPO, the Parties shall cause CVR MergerSub 3, Inc., a Delaware corporation and a newly formed direct subsidiary of CVR (“Merger Sub 3”) to merge under and pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) with and into CRMH, the separate existence of Merger Sub 3 shall cease, and CRMH shall continue as the surviving corporation (the “CRMH Merger”).
          b.     The Parties shall take all actions necessary to cause the consummation of the CRMH Merger and the CRMH Merger shall become effective upon the later of (i) the filing of a Certificate of Merger effecting the CRMH Merger with the Secretary of the State of Delaware, or (ii) such other time as set forth in such Certificate of Merger.
2.	CNF Merger.
          a.     Prior to the consummation of the IPO, the Parties shall cause CVR MergerSub 2, Inc., a Delaware corporation and a newly formed direct subsidiary of CVR (“Merger Sub 2”) to merge under and pursuant to the DGCL with and into CNF, the separate existence of Merger Sub 2 shall cease, and CNF shall continue as the surviving corporation (“CNF Merger”).

          b.     The Parties shall take all actions necessary to cause the consummation of the CNF Merger and the CNF Merger shall become effective upon the later of (i) the filing of a Certificate of Merger effecting the CNF Merger with the Secretary of the State of Delaware, or (ii) such other time as set forth in such Certificate of Merger.
3.	CVR Stock Split or Stock Dividend.
          a.     Prior to the consummation of the IPO, and in connection with the CNF Merger and the CRMH Merger, CVR will effect a stock split or a stock dividend as determined by the officers of CVR and in accordance with the requirements of Delaware law and the officers of CVR and the Parties hereto shall take all actions necessary to consummate such stock split or dividend.
4.	Miscellaneous.
          a.     Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Parties.
          b.     Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The Parties agree that any action brought by any party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business. Each of the Parties hereby irrevocably and unconditionally waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.
          c.     Entire Agreement. This Agreement constitutes the entire agreement by and among the Parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral.
          d.     Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith. In the event that the Parties cannot reach an agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
          e.     General Representation and Warranty. Each Party represents and warrants that it or he has read this Agreement, has consulted with legal counsel of its or his own choosing, and fully understands that the consideration for this Agreement is all the consideration that it or he will receive, that it or he has entered into this Agreement and based on its or his knowledge, judgment and free choice, and that it or he has not acted in reliance on any representation, advice or other action of the other Parties, except as specifically set forth and provided herein.
          f.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
[Signature Page follows]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

COFFEYVILLE ACQUISITION LLC
By:	/s/ James T. Rens
	Name:	James T. Rens
	Title:	Chief Financial Officer and Treasurer

COFFEYVILLE REFINING & MARKETING HOLDINGS, INC.
By:	/s/ James T. Rens
	Name:	James T. Rens
	Title:	Chief Financial Officer and Treasurer

COFFEYVILLE REFINING & MARKETING, INC.
By:	/s/ James T. Rens
	Name:	James T. Rens
	Title:	Chief Financial Officer and Treasurer

COFFEYVILLE NITROGEN FERTILIZERS, INC.
By:	/s/ James T. Rens
	Name:	James T. Rens
	Title:	Chief Financial Officer and Treasurer

CVR ENERGY, INC.
By:	/s/ James T. Rens
	Name:	James T. Rens
	Title:	Chief Financial Officer and Treasurer

[Signature Page for Amended and Restated Recapitalization Agreement]